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                                                                       EXHIBIT 4


                         MORTON'S RESTAURANT GROUP, INC.
                             2000 STOCK OPTION PLAN

    1. PURPOSE. The purpose of the Morton's Restaurant Group, Inc. 2000 Stock Option Plan is to motivate employees, consultants and directors to use their best efforts on behalf of Morton's Restaurant Group, Inc. and to retain such employees, consultants and directors.

    2. DEFINITIONS. When used herein, the following terms shall have the following meanings:

         "Administrator" means a committee of the Board comprised of two or more disinterested directors, within the meaning of Securities and Exchange Commission Rule 16b-3, duly appointed to administer the Plan.

         "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         "Board" means the Board of Directors of the Corporation.

         "Change of Control" means either of the following events: (a) any Person becomes the Beneficial Owner, directly or indirectly, of securities representing a majority of the combined voting power of the Corporation's then outstanding securities generally entitled to vote for the election of members of the Board or (b) as a result of a cash tender offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transaction (a "Transaction"), the individuals who were members of the Board immediately before the Transaction shall cease to constitute a majority of the Board of the Corporation or of any successor to the Corporation.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means Common Stock ($.01 par value) of the Corporation.

         "Corporation" means Morton's Restaurant Group, Inc., a Delaware corporation.

         "Effective Date" means May 10, 2000.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended or any successor statute thereto.

         "Fair Market Value" means on any day, with respect to Common Stock which is (i) listed on a United States securities exchange, the last sales price of such stock on such day on the largest United States securities exchange on which such stock shall have traded on such day, or if such day

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    is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was so open, (ii) not listed on a United States securities exchange but is included in the NASDAQ National Market System, the last sales price of such stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (iii) neither listed on a United States securities exchange nor included in the NASDAQ National Market System, the fair market value of such stock as determined from time to time by the Board in its sole discretion.

         "Incentive Stock Option" means an Option that is designated by the Administrator as an incentive stock option and qualifies as such within the meaning of Section 422 of the Code and is granted by the Administrator to a Participant.

         "Nonqualified Stock Option" means an Option, which is not an Incentive Stock Option, granted by the Administrator to a Participant.

         "Option" means a right granted under the Plan to a Participant to purchase a stated number of shares of Common Stock as an Incentive Stock Option or Nonqualified Stock Option.

         "Option Period" means the period within which the Option may be exercised pursuant to the Plan.

         "Participant" means an employee, consultant or director of the Corporation or any subsidiary corporation who is selected to participate in the Plan in accordance with Section 4.

         "Person" means any individual, partnership, firm, trust, corporation or similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall be deemed a Person.

         "Plan" means the Morton's Restaurant Group, Inc. Stock Option Plan.

    3. ADMINISTRATION. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to:

    (a) select the Participants;

    (b) determine the number of shares of Common Stock to be optioned to each Participant; provided, however, that no Option shall be granted after the expiration of the period of ten years from the Effective Date;

    (c) determine whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option; and

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    (d) establish from time to time regulations for the administration of the
        Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to others, and make such other determinations and take such other action, as it deems necessary or advisable for the administration of the Plan.

    All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

    4. PARTICIPATION. Participants in the Plan shall be those employees, consultants or directors of the Corporation or any subsidiary corporation who have been notified in writing by the Administrator that they have been selected to participate in the Plan; provided, however, that no employee who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or of its parent or subsidiary corporation, determined at the time the Option is proposed to be granted, shall be eligible for the grant of an Incentive Stock Option; and provided further that Incentive Stock Options may only be granted to employees of the Corporation or its subsidiaries.

    5. SHARES SUBJECT TO THE PLAN. Options may be granted by the Administrator to Participants from time to time to purchase not more than an aggregate of 550,000 shares of Common Stock and 550,000 such shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in Section 7(i)); provided that the aggregate number of shares of Common Stock that may be granted to any single individual in the form of Options under the Plan shall not exceed 250,000 shares. The shares issued upon the exercise of Options granted under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in shares of Common Stock is due. If any Option granted under the Plan shall be cancelled or expire, new options may thereafter be granted covering such shares.

    6. GRANTING OPTIONS. Options under the Plan may be granted to Participants at such time or times as the Administrator shall determine. In the event that on or after the tenth anniversary of the Effective Date there remain shares of Common Stock authorized for use under the Plan which are not covered by Options, such shares shall be available for use under a new stock option or other equity compensation plan, or otherwise, as approved by the Board.

    7. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be evidenced by a written agreement, in form approved by the Administrator which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate:

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    (a) OPTION PERIOD. Each Option agreement shall specify that the Option thereunder is granted for a period of ten (10) years from the date of grant and shall provide that the Option shall expire on such ten (10) year anniversary.

    (b) OPTION PRICE. The Option price per share shall be the Fair Market Value at the time the Option is granted.

    (c) EXERCISE OF OPTION. Subject to Section 7(f) and 7(m) of the Plan, Options shall become exercisable such that on the second anniversary from the date of grant the amount exercisable shall be 25% and on each of the third, fourth and fifth anniversaries from the date of grant the amount exercisable shall cumulatively increase by 25%, as set forth in the following schedule provided, however, that the Administrator may, in its discretion, provide for such other exercisability schedules in a written agreement for any Option or accelerate the exercisability of any Option granted under the Plan.


YEARS FROM                                                      AMOUNT
DATE OF GRANT                                                 EXERCISABLE
-------------                                                 -----------

One.........................................................       0%
Two.........................................................      25%
Three.......................................................      50%
Four........................................................      75%
Five........................................................     100%


    (d) LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS GRANTED. To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (whether under the terms of the Plan or any other stock option plan of the Corporation or of its parent or any subsidiary corporation) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.

    (e) PAYMENT OF OPTION PRICE UPON EXERCISE. The option price of the shares as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise at the option of the Participant either (i) in cash, or (ii) by delivering Common Stock of the Corporation already owned by the optionee for a period of not less than six (6) months and having a total Fair Market Value on the date of such delivery equal to the option price or (iii) by delivering a combination of cash and such Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the option price.

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    (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP. In the event the employment or relationship of a Participant terminates for any reason, the Options granted to such Participant and which are exercisable as of the date of termination of employment or relationship may be so exercised within three (3) months after termination of employment or relationship and shall then terminate. All Options that have been granted to a Participant which are not exercisable as of the date of the Participant's termination of employment or relationship shall terminate as of such date.

    (g) TRANSFERABILITY OF OPTIONS. No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee an Option shall be exercisable only by him. Any Option exercisable at the date of the Participant's death and transferred by will or by the laws of descent and distribution shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Participant's estate for a period of three (3) months after the date of the Participant's death and shall then terminate. All Options not exercisable at the date of the Participant's death shall terminate as of such date.

    (h) INVESTMENT REPRESENTATION. Each Option agreement may contain an undertaking that, upon demand by the Administrator for such a representation, the optionee (or any person acting under Section 7(g)) shall deliver to the Administrator at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

    (i) ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to Option in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Without limiting the generality of the foregoing if the Corporation's common stock is recapitalized into new multiple classes of common stock, the kind of shares subject to Option shall be those common shares intended for broad general ownership rather than any class of special super-voting or other control stock.

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    (j) OPTIONEES TO HAVE NO RIGHTS AS STOCKHOLDERS. No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date on which he is recorded as the holder of such shares on the records of the Corporation.

    (k) PLAN AND OPTION NOT TO CONFER RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT OR RELATIONSHIP. Neither the Plan nor any action taken thereunder shall be construed as giving any individual the right to be retained as an employee, consultant or director, nor shall it interfere in any way with the right of the Corporation or any subsidiary to terminate any Participant's employment or relationship at any time with or without cause.

    (l) OTHER OPTION PROVISIONS. The form of option agreement authorized by the Plan may contain such other provisions as the Administrator may, from time to time, determine.

    (m) EFFECT OF A CHANGE OF CONTROL. Notwithstanding any of the other provisions of Section 7 hereof, if there should be a Change of Control of the Corporation, the Corporation shall give each Participant written notice of such Change of Control as promptly as practicable (and, if possible, prior to the effective date thereof) and all of the Options granted to a Participant not currently exercisable shall become immediately exercisable as of the effective date of such Change of Control.

    8. NO CLAIM OR RIGHT UNDER THE PLAN. No individual shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Option, to be granted any additional option.

    9. LISTING AND QUALIFICATION OF SHARES. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any exercise of an Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

    10. TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan including, but not limited to (a) reducing the number of shares of Common Stock otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such

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withholding taxes from the amount otherwise payable under the Plan, (b)
deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

    11. NO LIABILITY OF BOARD MEMBERS. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

    12. AMENDMENT OR TERMINATION. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any right with respect to any Option granted under the Plan without his written consent.

    13. CAPTIONS. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

    14. GOVERNING LAW. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

    15. EFFECTIVE DATE. The Plan shall become effective as of the Effective Date, subject to approval of the stockholders of the Corporation.













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